GMG

GOLDEN MATRIX GROUP


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FY23Q3**

CORPORATE HIGHLIGHT

**NINE-MONTH PERIOD FROM NOVEMBER 1, 2022 TO JULY 31, 2023

GMG
GOLDEN MATRIX GROUP

Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified by words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Golden Matrix Group, Inc.'s (the "Company's", "GMGI's" or "our") control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to: the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution causes by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company's ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, global conflicts, including the ongoing war between Ukraine and Russia, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's prior lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the business, economic and political conditions in the markets in which the Company operates; ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and further including the Company's Annual Report on Form 10-K for the year ended October 31, 2022 and the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2023. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

NINE MONTHS REVENUES^^

+22% Last Year*

Revenues of **$32,393,064** for the 9 months ended July 31, 2023 compared to the 9 months ended July 31, 2022 of **$26,461,389**

Nov 2022 - Jul 2023	$32,393,064
Nov 2021 - Jul 2022	$26,461,389

THREE MONTHS REVENUES^^

+24% Last Year**

Revenues of **$11,307,026** for the 3 months ended July 31, 2023 compared to the 3 months ended July 31, 2022 of **$9,101,541**

May 2023 - Jul 2023	$11,307,026
May 2022 - Jul 2022	$9,101,541

*Last Year: 9 month period from November 1, 2021 to July 31, 2022.

**Last Year: 3 month period from May 1, 2022 to July 31, 2022.

^^The revenues, in the last year, referenced in this presentation include the 20% non-controlling interest held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4 , 2022.

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

NINE MONTHS B2C SEGMENT REVENUES^^

+34% Last Year*

Revenues from B2C segments of **$20,669,365** for the 9 months ended July31, 2023 compared to the 9 months ended July 31, 2022 **of $15,458,552.**

Nov 2022 - Jul 2023 **$20,669,365**

Nov 2021 - Jul 2022 **$15,458,552**

July 31, 2023 **$16,142,096**

October 31, 2022 **$14,949,673**

CASH ON HAND^^

+8% October 31, 2022

Cash on hand of **$16,142,096** which is an increase of 8% compared to the previous fiscal year end at October 31, 2022 of **$14,949,673.**

*Last Year: 9 month period from November 1, 2021 to July 31, 2022.

^^The nine months revenues from B2C segments in the last year and cash on hand as of October 31, 2022 referenced in this presentation, include the 20% of the non-controlling interest held in RKingsCompetitions Ltd by minority shareholders which was acquired by the Company on November 4, 2022.

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

ASSETS^^

July 31, 2023	$34,989,870
October 31, 2022	$32,571,413

+7% Oct 31, 2022

Assets of **$34,989,870** which is an increase of **7%** compared to the previous fiscal year end at October 31, 2022 of **$32,571,413.**

SHAREHOLDERS' EQUITY OF GMGI

+15% October 31, 2022

Shareholders' Equity of GMGI of **$30,900,524** which is an increase of **15%** compared to the previous fiscal year end at October 31, 2022 of **$26,797,415.**

July 31, 2023	$30,900,524
October 31, 2022	$26,797,415

^^The assets as of October 31, 2022 referenced in this presentation include the 20% non-controlling interest, held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022. More detailed information on minority interest can be found in our most recent Annual Report on Form 10-K and our latest Quarterly Report on 10-Q.

HIGHLIGHTS FOR RKINGSCOMPETITIONS & GMG ASSETS

The Company engages in the competition operations in the United Kingdom via its subsidiary RKingsCompetitions Ltd. ("Rkings"). RKings operates competitions to win prizes online such as cars, motorbikes, watches, technology, holidays, luxury gadgets and other items by offering pay to enter prize competitions throughout the UK which are not gambling or a lottery.

1. Nine-month revenues of $20.5 million, an increase of 32% on revenues of $15.5 million in the comparable nine-month period ended July 31, 2022.

2. RKings has over 311,000 registered users on its tournament platform as of July 31, 2023 compared to 256,000 registered users as of October 31, 2022.

3. RKings has over 640,000 followers on Social Media.

4. RKings has completed 1,121 competitions and given away more than $12 million dollars in prizes during the nine months.

5. GMG Assets has completed 111 transactions since November 1, 2022 representing $4.4 million in revenues.

HIGHLIGHTS FOR MEXPLAY

The Company launched its licensed proprietary B2C online casino in Mexico via its majority-owned subsidiary Golden Matrix MX. The online casino, Mexplay, (www.mexplay.mx), is a fully regulated online casino operation in Mexico which features an extensive number of table games, slots, as well as a sportsbook, and offers tournament competition prizes similar to those offered by RKings.

1. Mexplay commenced generating revenues in March 2023 and the casino is achieving increasing quarter on quarter revenues.

2. Mexplay has over 32,800 registered users on its platform as of July 31, 2023, with 25,600 customers registered in Q3 (270% increase compared to Q2 of 6,900)

3. Deposits in Q3 of $476,000 increased by 610%, compared to deposits in Q2 of $67,000.





GMG
GOLDEN MATRIX GROUP



BRIAN GOODMAN
Chief Executive Officer
CEO MESSAGE

I am pleased with the Company's overall performance. We have continued the year with strong momentum and delivered solid results. GMGI achieved record quarterly revenues of $11.3 million, an increase of 24% on revenues in the like year-ago quarter and revenues of $32.4 million in the first nine months of fiscal '23, an increase of 22% on revenues in the comparable year-ago period. The company also achieved its 7th consecutive quarter with positive cash flow from operations.

I am also extremely encouraged by the outstanding performance and results of the B2C segments of the business, namely Rkings, GMG Assets and Mexplay.

We have made important investments during this past quarter in upgraded and improved systems and also in valuable resources to accelerate the growth of our B2C and B2B segments. The results of these investments are already evident. At the same time, there has been significant progress in securing the necessary financing required to close the acquisition of the MeridianBet Group.

Our reported numbers continue to validate the investments we have made in our business and demonstrate the significant progress we are making towards our long-term targets.

The Company continues to maintain a strong balance sheet having cash of $16.1 million, current assets of $22.1 million, and total assets of $35 million as of July 31, 2023. The company has increased shareholders equity by 15% over its last financial year ended Oct 31, 2022.

Within our B2C segments we are acquiring new customers efficiently while simultaneously working to retain and monetize our existing players through AI tools, product innovation, social media and influencers.

RKings Competitions continues to set new records and now has over 311,000 registered users on its tournament platform, having granted more than $12 million dollars in prizes during the nine months.

MEXPLAY, the Company's B2C regulated casino in Mexico, now has over 32,800 registered users on its platform and continues to exceed expectations; total wagering in Q3 for Mexplay reached $5.8 million and total deposits reached $476,000.

The company has recently mailed out the Proxy Statement for our Annual General Meeting to be held in Las Vegas on October 11, 2023, and we continue to make progress on our pending Meridian acquisition.

Upon the successful acquisition of MeridianBet, the combined enterprise is expected to be generating substantially larger revenues and EBITDA via multiple streams of gaming revenue in numerous regulated jurisdictions worldwide and offering a much larger diversified range of highly popular best-in-class products, including online casino games, tournaments and sports betting.

The finalization of the Meridian acquisition will be a transformative event which is expected to propel Golden Matrix into the rapidly growing global gaming markets as a highly competitive participant. The combined wealth of talent, sound financials and an outstanding portfolio of assets is also anticipated to move GMGI forward as a leading global gaming company.

I would like to thank my Board colleagues, Executive Management, Meridian management and staff, and the wider GMGI team, together with our advisers, who have worked tirelessly to deliver progress and results. Their efforts have been invaluable and have helped to position the Company to capitalize on the lucrative and exciting opportunities ahead.



SAFE HARBOUR STATEMENT CAN BE FOUND AT:

https://goldenmatrix.com/investors-overview/safe-harbour-statement/